ARTICLES OF MERGER

                                       OF

                             TEJON ACQUISITION CORP.
                            (a Delaware Corporation)

                                      INTO

                         FOOD PALACE INTERNATIONAL, INC.
                             (a Nevada Corporation)


     FIRST: The name of the surviving entity is Food Palace International, Inc., and the place of its initial organization is in the jurisdiction of the state of Nevada on January 25, 2002, which permits this merger. The name and place of organization or the entity being merged into the surviving entity is Tejon Acquisition Corp., organized in the jurisdiction of the state of Delaware on April 21, 1998 .

     SECOND: The Agreement of Merger and Plan of Reorganization was adopted by each entity that is a party to this merger to effect a change of domicile and set forth in the Agreement of Merger and Plan of Reorganization, effective immediately upon the filing of these Articles of Merger and Agreement of Merger Plan of Reorganization in the state of Nevada.

     THIRD: The name of the surviving corporation is Food Palace International, Inc., the Nevada Corporation. The Nevada corporation shall survive the reorganization as indicated in the Agreement of Merger and Plan or Reorganization and these Articles of Merger. After reorganization, the operational history of Tejon Acquisition Corp., with the duties and relationships to its shareholders, shall be unchanged by the reorganization. All of its property and its shareholders shall be unchanged by the reorganization. Tejon Acquisition Corp. shall cease to exist as a separate entity and shall survive as, and only as, the Nevada corporation, Food Palace International, Inc.

     FOURTH: The Articles of Incorporation of Food Palace International, Inc., as filed with the State of Nevada, shall be the surviving Articles of Incorporations.

     FIFTH: The executed Agreement of Merger and Plan of Reorganization and was voted upon by the Board of Directors of each component company with the majority consent of each components shareholders, i.e. majority consent or over fifty percent or more approval of each component corporation.




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

     SIXTH: The executed Agreement of Merger and Plan or Reorganization is on file at the corporation's principal place of business of Food Palace International, Inc., at 3550 National Avenue, San Diego, California 92113 and the office of the Nevada Registered Agent.

     SEVENTH: All entities involved in this merger have complied with the laws of their respective jurisdictions or organization concerning this merger. The governing law shall be the laws of the State of Nevada.

     EIGHTH: The effective date of this merger shall be the filed date with the state of Nevada.

     NINTH: The Board of Directors of the survived merged entity shall be the Directors as filed with the state of Nevada on the Annual List of Officers as of the merger date.



Food Palace International, Inc., a Nevada Corporation

/s/
------------------------------------
Daniel Najor, President and Board Chairman




Tejon Acquisition Corp., a Delaware Corporation

/s/
-----------------------------------
Nazar Najor, President and Board Chairman















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

                               AGREEMENT OF MERGER
                                       AND
                             PLAN OF REORGANIZATION


                                    BY WHICH

                 TEJON ACQUISITION CORP., a Delaware Corporation

                                   MERGES INTO

              FOOD PALACE INTERNATIONAL, INC., a Nevada Corporation


     THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION is made effective as of the filing date with the state of Nevada, by and between the above referenced corporations, sometimes referred to herein as the "Nevada Corporation" and the "Delaware Corporation", respectively.

                                   I. PARTIES

1. Tejon Acquisition Corp., a Delaware Corporation, is being merged into the Nevada Corporation and will be the non-surviving entity.

2. Food Palace International, Inc., the surviving corporation, is the Nevada Corporation which was incorporated to effect a change of domicile and change of name for Tejon Acquisition Corp.


                                  II. RECITALS

1.  CAPITAL OF THE PARTIES:
          a. The share capital of the Nevada Corporation consists of 100,000,000 common shares of stock, at a par value of $.001 and 10,000,000 preferred shares of stock, at a par value of $.001. There are 300,000 common shares of stock issued and outstanding. There are no preferred shares of stock issued and outstanding.

          b. The share capital of the Delaware Corporation consists of 20,000,000 common shares of stock, at a par value of $.001, and 10,000,000 preferred shares of stock, at a par

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

value of $.001. There are 4,020,000 common shares of stock are issued and outstanding; and 10,000,000 preferred shares of stock, at a par value of $.001. There are no preferred shares issued and outstanding.

2. REASON FOR THE REORGANIZATION: The Board of Directors of both corporations have voted to merge these two corporations to effect a change of domicile to the state of Nevada.

3. THE DECISION TO REORGANIZE AND MERGE THE CORPORATIONS: The parties have resolved accordingly to merge and reside in the state of Nevada.

4. CHANGE OF DOMICILE: The Delaware Corporation will merge into the Nevada corporation and become the Nevada corporation thereby effecting a change of domicile to the state of Nevada.

5. EFFECTIVE DATE: The Agreement of Merger and Plan of Reorganization shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by law of its place of incorporation and its constituent corporate documents, and at the time that the merger is filed with the state of Nevada. The effective date of this Merger and Plan of Organization shall be the filing date with the state of Nevada.

6. SURVIVING CORPORATIONS: The Nevada Corporation shall survive the reorganization as indicated above, after reorganization, with the operational history of the Delaware Corporation, with the duties and relationships to its shareholders unchanged by the reorganization and with all of its property and with its shareholder list unchanged. The Delaware Corporation shall cease to exist as a separate entity and shall survive as, and only as, the Nevada Corporation.

7. FURTHER ASSURANCE, GOOD FAITH AND FAIR DEALING: The Directors of each corporation shall and will execute and deliver any and all necessary documents, acknowledgments and assurances. The Directors shall do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both corporations covenant hereby to deal fairly and in good faith with each other and each of the shareholders of the respective corporations.

8. CONVERSION OF OUTSTANDING SHARES: Forthwith upon the effective date hereof, each and every one share of stock in the Delaware Corporation shall be converted to one share of stock of the Nevada Corporation. Any such holders of shares of stock in the Delaware Corporation may surrender their shares to the Nevada Corporation's transfer agent, National Stock Transfer, Inc., 1512 South 1100 East, #B, Salt Lake City, Utah 84105 to exchange the shares in the Delaware Corporation for an equal amount of shares of the Nevada Corporation.


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

9. NAME OF THE MERGED CORPORATION: The now merged Nevada Corporation shall be known as Food Palace International, Inc.




THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION is executed on behalf of each corporation, by its duly authorized representatives, and attested to, pursuant to the laws of its respective place of incorporation and in accordance with its constituent documents.


Food Palace International, Inc.                    Tejon Acquisition Corp.
(a Nevada Corporation)                             (a Delaware Corporation)

/s/
----------------------------                        ---------------------------
Daniel Najor, President                             Nazar Najor, President




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


                            ACTION BY WRITTEN CONSENT
                             OF THE STOCKHOLDERS OF

                            TEJON ACQUISITION, CORP.
                            (a Delaware Corporation)

                           IN LIEU OF SPECIAL MEETING

The undersigned, representing the stockholders of Tejon Acquisition Corp., (the "Corporation"), a Corporation duly organized and existing in the state of Delaware, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the Corporation in accordance with the Delaware Corporation Act.

     RESOLVED, that the Agreement of Merger and Plan of Reorganization (the "Agreement"), dated January 25, 2002 between Tejon Acquisition Corp., a Delaware corporation and Food Palace International, Inc., a Nevada corporation, is hereby ratified, confirmed and approved by the vote of 100% of the common voting shares of stock or 4,020,000 common voting shares of stock of Tejon Acquisition Corp.

     RESOLVED FURTHER, that the Officers and Directors of Tejon Acquisition Corp. are authorized and directed to take further action, including but not limited to, the execution of such other documents and certificates as may be necessary to effectuate the purposes of the Agreement of Merger and Plan of Reorganization.

     IN WITNESS WHEREOF, the undersigned has set his/her hand as of the ____Day of January, 2002.



/s/
-----------------------------------
Nazar Najor, President and Board Chairman

                            ACTION BY WRITTEN CONSENT
                             OF THE STOCKHOLDERS OF

                         FOOD PALACE INTERNATIONAL, INC.
                             (a Nevada Corporation)

                           IN LIEU OF SPECIAL MEETING

     The undersigned, representing the stockholders of Food Palace International, Inc., (the "Corporation") a Corporation duly organized and existing in the state of Nevada, do hereby undertake the following action and adopt the following resolutions by written consent, in accordance with the Bylaws of the Corporation in accordance with the Nevada Corporation Act.

     RESOLVED, that the Agreement of Merger and Plan of Reorganization, dated January 25, 2002, between the Food Palace International, Inc. and Tejon Acquisition Corp., a Delaware Corporation, is hereby ratified, confirmed and approved by the vote of 100% of the common voting shares of stock or 300,000 common voting shares of stock of the Corporation.

     RESOLVED FURTHER, that the Officers and Directors of Food Palace International, Inc. are authorized and directed to take further action, including but not limited to, the execution of such other documents and certificates as may be necessary to effectuate the purposes of the Agreement of Merger and Plan of Reorganization.

     IN WITNESS WHEREOF, the undersigned has set his/her hand as of the ____ Day of January, 2002.



/s/
-----------------------------------
Daniel Najor, President and Board Chairman








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